EXHIBIT 99.1



MILACRON
-------
Manufacturing Technologies                           NEWS RELEASE


Contact: Al Beaupre  (513) 487-5918


   Note: At 11 a.m. EST on 2/11, Milacron will hold an open investor conference call, including a slide presentation via a live webcast at www.milacron.com. The dial-in number for those interested in asking questions is (719) 457-2727. A replay of the call will be made available from 2 p.m. on 2/11 through midnight on 2/18 at www.milacron.com or dial-in for audio only at (719) 457-0820 or (888) 203-1112, passcode: #623637.



              MILACRON'S Q4 SALES AND ORDERS UP; CASH FLOW STRONG

                                --------------

             COMPANY SEES START OF UPTURN IN MANUFACTURING SECTOR



CINCINNATI, OHIO, February 11, 2004...Milacron Inc. (NYSE: MZ) today reported fourth quarter 2003 sales of $198 million, $28 million higher than sales in the third quarter and about $5 million above the range of its guidance issued in October. Excluding the effect of a goodwill impairment charge, fourth quarter earnings from continuing operations were consistent with the guidance. Cash flow was strong in the quarter due to improved earnings and working capital reductions, leading to an ending cash balance of $93 million, up $30 million from the beginning of the quarter.

"We ended 2003 on a positive note thanks, in large part, to the continued hard work of our employees," said Ronald D. Brown, chairman, president and chief executive officer. "During the quarter, we continued our efforts to maximize efficiency throughout our operations worldwide. At the same time, our customers in the plastics processing industries began to show signs of increased activity. Milacron is positioned to benefit from a sustained economic recovery, which should eventually lead to significant increases in capital spending.

"Our top priority now is to put in place an appropriate capital structure providing Milacron with the financial flexibility to participate in and benefit from this long-awaited industrial recovery," Brown said. "To that end, we continue to have discussions with both current and prospective lenders and investors with respect to our short- and long-term financing options. While each of these options is likely to result in significant dilution to the current holders of the company's equity, we are absolutely committed to seeking a solution that is in the best interest of all of our stakeholders."

FOURTH QUARTER 2003

Fourth quarter sales from continuing operations - plastics technologies and industrial fluids - were $198 million, up 16% from $170 million in the third quarter, while new orders of $194 million were up 10% from $176 million in the prior quarter. Compared to the fourth quarter a year ago, sales and new orders in the most recent quarter were up 4%, with currency translation effects - primarily the stronger euro and the weaker dollar - accounting for the gains.

In the fourth quarter of 2003 Milacron's net loss was $24.4 million, or $.72 per share, which included a non-cash goodwill impairment charge of $13.3 million with no tax benefit and pre-tax restructuring



                                    -more-
charges of $8.4 million. The $24.4 million loss in the most recent quarter compared to a net loss in the third quarter of $67.7 million, or $2.01 per share, which included a $52.3 million goodwill impairment charge, and $6.4 million in pre-tax restructuring costs. In the fourth quarter of 2002, the company reported a net loss of $5.5 million, or $.17 per share, which included $6.5 million in after-tax losses from discontinued operations, $4.1 million in pre-tax restructuring charges and a $6.6 million tax benefit. Milacron's earnings from continuing operations before interest, taxes, restructuring and goodwill impairment charges were $6.3 million in the fourth quarter of 2003 compared to $0.7 million in the third quarter of 2003 and $3.6 million in the fourth quarter of 2002.

Manufacturing margins were 20.2% in the fourth quarter of 2003, up from 18.4% in the third quarter and 16.4% a year ago. This improvement was a direct result of the company's cost-cutting initiatives of the past several quarters.

With improved earnings and significant reductions in receivables and inventory, due in large part to continuous implementation of "Lean" manufacturing process improvements, net cash provided by operations in the quarter was $31 million. This compared to $2 million in the third quarter and $14 million in the fourth quarter of 2002. As a result, Milacron ended the fourth quarter of 2003 with $93 million in cash, up from $63 million at the beginning of the quarter.

YEAR 2003

For the full year 2003, sales increased 7% to $740 million from $693 million in 2002, while new orders rose 6% to $747 million compared to $703 million in the prior year, with currency translation accounting for most of the increases.

The company's net loss for the year was $191.7 million or $5.70 per share, which included a $70.8 million deferred tax valuation adjustment and a goodwill impairment charge of $65.6 million with no tax benefit - both non-cash items. Other 2003 charges included $27.1 million in pre-tax restructuring costs and $7.2 million in after-tax losses from discontinued operations. This compared to a net loss in 2002 of $222.9 million, or $6.67 per share, which included on an after-tax basis: a goodwill writedown of $187.7 million, after-tax losses from discontinued operations of $16.8 million, pre-tax restructuring charges of $13.9 million, and a tax benefit of $18.2 million. Earnings from continuing operations before interest, taxes, restructuring and goodwill impairment charges were $3.9 million in 2003, up from $0.6 million in 2002.

"We made significant progress in 2003 on an operating basis thanks in great measure to our cost-cutting initiatives that generated $22 million in incremental cost savings during the year," Brown said. "However, much of our improved profitability was offset by severe pricing pressure, decreased pension income, losses from discontinued operations, and higher tax expense. As we continue to reduce costs and improve efficiency, Milacron will be better positioned to take advantage of stronger levels of business expected in 2004."

SEGMENT RESULTS

MACHINERY TECHNOLOGIES-NORTH AMERICA [machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India] New orders in the fourth quarter were $82 million, up from $74 million in the third quarter but down from $88 million in the fourth quarter of 2002. Sales increased to $87 million from $72 million in the prior quarter but declined from $97 million a year ago. The sales and order declines from a year ago were the result of two very large multiple-machine orders received in the fourth quarter of 2002. Helped by restructuring and other cost-cutting measures, segment operating earnings (earnings before interest, taxes and restructuring charges) in the most recent quarter were $5.3 million, or 6% of sales, compared to $0.9 million, or 1% of sales, in the third quarter and $5.8 million, or 6% of sales, in the year-ago quarter.



                                    -more-

For the year 2003, new orders in this segment were $325 million, up from $321 million in 2002, and sales rose to $321 million, from $314 million in the prior year. Operating earnings in 2003 were $6.7 million versus $8.0 million in 2002, which included $3.5 million more in royalty income than in 2003.

MACHINERY TECHNOLOGIES-EUROPE [machinery and related parts and services for injection molding and blow molding supplied from Europe] Fourth quarter new orders were $45 million, up 22% from $37 million in the third quarter and up 32% from $34 million in the fourth quarter of 2002. Sales rose to $44 million, up 33% from $33 million in the third quarter and up 42% from $31 million in the year-ago quarter. While roughly half of the gains in new orders and sales came from favorable currency translation effects, the other half was the result of stronger demand for our injection molding machines produced in Germany. Helped by restructuring measures implemented in our blow molding machinery operation in Italy, this segment had operating earnings of $1.5 million in the fourth quarter of 2003, a good turnaround from its operating losses of $0.4 million in the third quarter and $1.5 million in the fourth quarter of 2002.

For the year 2003, new orders in this segment climbed 26% to $154 million, from $122 million in 2002. Sales were $151 million, 29% higher than $117 million in 2002. Favorable currency translation accounted for about two-thirds of the increases. As a result of successful restructuring of our blow molding machine operations, the segment reduced its operating loss to $1.4 million in 2003, from an $8.1 million operating loss in the prior year.

MOLD TECHNOLOGIES [mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide] Sales in the fourth quarter were $42 million, up 8% from $39 million in the third quarter but down 2% from $43 million a year ago, as a pickup in demand in North America was offset by declines in Europe. Thanks to cost savings from our recent plant consolidations in the U.S. and Europe, operating earnings improved to $1.3 million, or 3% of sales, versus $0.1 million in both the third quarter and the year-ago quarter.

Sales in this segment for the year were $169 million, down from $175 million in 2002. Operating earnings in 2003 fell to $1.8 million from $5.3 million due to operating losses in Europe and reduced profits in North America.

INDUSTRIAL FLUIDS [water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide] Extended shutdowns in North American auto plants and a weak European economy held back both sales and operating earnings in the quarter. Aided by currency translation effects, fourth quarter sales of $26 million were even with those of the third quarter and up 4% from $25 million in the fourth quarter a year ago. Operating earnings were $3.7 million, or 14% of sales, compared to $4.8 million, or 18% of sales, in the third quarter and $3.9 million, or 16% of sales, in the fourth quarter 2002.

Industrial fluid sales for the year 2003 were $104 million, up from $96 million in 2002, as favorable currency translation accounted for virtually all of the increase. The segment's operating earnings held steady at $15.7 million, or 15% of sales, versus $14.4 million, also 15% of sales, in 2002.

CHARGE FOR GOODWILL IMPAIRMENT

Upon completion of a recent asset appraisal, Milacron took a fourth-quarter goodwill impairment charge of $13.3 million with no tax benefit. This was in addition to a preliminary goodwill impairment charge of $52.3 million taken in the third quarter. The charges had no effect on cash flow.



                                    -more-

OUTLOOK

"We believe the manufacturing sector of the economy has finally started to turn around," Brown said. "The pickup became noticeable in September and has continued to gather strength through January. In the last four months of 2003, U.S. industrial production showed positive year-over-year growth, and total U.S. manufacturing orders returned to levels last seen in 2000. And in January, the Institute for Supply Management's manufacturing index, historically a very reliable leading indicator, rose to its highest level in twenty years.

"In December, U.S. plastics processors' capacity utilization reached 81%, the highest level since late 2000, and we are now beginning to see increased production rates and quoting activity among our customers. Assuming the overall industrial recovery continues, we anticipate that our non-machinery businesses - plastics supplies, mold components and services, as well as industrial fluids - will be the first to benefit, with increases in our machinery businesses following one or two quarters later, when utilization rates approach 85%. Under this scenario, we would expect to see a substantial improvement in our business results in the second half of 2004," Brown concluded.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).



                                Tables Attached

MILACRON INC. AND SUBSIDIARIES

                                                                                                             Fourth Quarter 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                            Three Months Ended                         Year Ended
                                                               December 31,                            December 31,
                                                    ------------------------------------     ---------------------------------------
                                                       2003 (a)            2002 (a)             2003 (a)            2002 (a)
------------------------------------------------------------------------------------------------------------------------------------
Sales                                                 $197,735,000       $ 191,451,000         $739,711,000       $ 693,188,000

Earnings (loss) from continuing operations (b)         (22,950,000)          1,026,000         (184,532,000)        (18,412,000)
     Per Share
       Basic                                                 (0.68)               0.03                (5.49)              (0.56)
       Diluted                                               (0.68)               0.03                (5.49)              (0.56)

Loss from discontinued operations                       (1,499,000)(c)      (6,517,000)(c)       (7,174,000)(c)     (16,816,000)
     Per Share
       Basic                                                 (0.04)              (0.20)               (0.21)              (0.50)
       Diluted                                               (0.04)              (0.20)               (0.21)              (0.50)

Cumulative effect of change in accounting method                               -     -                    -        (187,713,000)
     Per Share
       Basic                                                     -                   -                    -               (5.61)
       Diluted                                                   -                   -                    -               (5.61)

Net loss                                               (24,449,000)         (5,491,000)        (191,706,000)       (222,941,000)
     Per Share
       Basic                                                 (0.72)              (0.17)               (5.70)              (6.67)
       Diluted                                               (0.72)              (0.17)               (5.70)              (6.67)


Common shares
     Weighted average outstanding for basic EPS         33,782,000          33,537,000           33,660,000          33,482,000
     Weighted average outstanding for diluted EPS       33,782,000          33,546,000           33,660,000          33,482,000
     Outstanding at quarter end                         34,824,000          33,754,000           34,824,000          33,754,000


(a) Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.

(b) In 2003, includes after-tax restructuring costs of $8.1 million for the fourth quarter and $25.5 million for the year. In 2003, also includes a second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets and goodwill impairment charges of $13.3 million in the fourth quarter and $65.6 million for the year. In 2002, includes after-tax restructuring costs of $2.6 million for the fourth quarter and $8.8 million for the year.

(c) In 2003, includes a fourth quarter loss on divestitures of $.8 million. In 2002, includes a fourth quarter loss on divestitures of $5.7 million and a gain on divestitures of $8.4 million for the year.

(d) Represents a charge related to the adoption of a new accounting standard regarding goodwill.



Note:  These statements are unaudited.

CONSOLIDATED EARNINGS
Milacron Inc. and Subsidiaries


                                                                                                                Fourth Quarter 2003

------------------------------------------------------------------------------------------------------------------------------------
(In millions, except pershare data)                                           Three Months Ended                Year Ended
                                                                                  December 31,                  December 31,
                                                                           ----------------------------  ---------------------------
                                                                           2003 (a)         2002 (a)         2003 (a)     2002 (a)
------------------------------------------------------------------------------------------------------------------------------------
Sales                                                                       $    197.7       $    191.5     $    739.7     $  693.2
Cost of products sold                                                            158.2            158.2          605.3        571.6
Cost of products sold related to restructuring                                    (0.5)             1.9            3.3          1.9
                                                                            -----------      ----------     ----------     ---------
   Manufacturing margins                                                          40.0             31.4          131.1        119.7
      Percent of sales                                                           20.2%            16.4%          17.7%        17.3%

Other costs and expenses
   Selling and administrative                                                     33.8             30.3          129.0        121.0
   Goodwill impairment charge (b)                                                 13.3              -             65.6          1.0
   Restructuring costs (c)                                                         8.9              2.2           23.8         12.0
   Other expense (income)  net                                                   (0.6)            (0.6)           1.5         (1.0)
                                                                            -----------      ----------     ----------     ---------
      Total other costs and expenses                                              55.4             31.9          219.9        133.0
                                                                            -----------      ----------     ----------     ---------
Operating loss                                                                   (15.4)            (0.5)         (88.8)       (13.3)
Interest expense  net of interest income                                         (6.1)            (5.1)         (23.0)       (23.3)
                                                                            -----------      ----------     ----------     ---------

Loss from continuing operations before
   income taxes and cumulative effect of
   change in method of accounting                                                (21.5)            (5.6)        (111.8)       (36.6)

Provision (benefit) for income taxes (d)                                           1.4             (6.6)          72.7        (18.2)
                                                                            -----------      ----------     ----------     ---------
Earnings (loss) from continuing operations before
   cumulative effect of change in method
   of accounting                                                                 (22.9)             1.0         (184.5)       (18.4)

Discontinued operationsnet of income taxes

  Loss from operations                                                            (0.7)            (0.8)          (6.4)       (25.2)
  Net gain (loss) on divestitures                                                 (0.8)            (5.7)          (0.8)         8.4
                                                                            -----------      ----------     ----------     ---------
    Total discontinued operations                                                 (1.5)            (6.5)          (7.2)       (16.8)
Cumulative effect of change in method
   of accounting (e)                                                               -                -              -         (187.7)
                                                                            -----------      ----------     ----------     ---------
Net loss                                                                    $    (24.4)      $     (5.5)    $   (191.7)    $ (222.9)
                                                                            ===========      ==========     ==========     =========
Earnings (loss) per common share  basic and diluted
      Continuing operations                                                 $    (0.68)      $     0.03     $    (5.49)    $  (0.56)
      Discontinued operations                                                    (0.04)           (0.20)         (0.21)       (0.50)
      Cumulative effect of accounting change                                      -                -              -           (5.61)
                                                                            -----------      ----------     ----------     ---------
         Net loss                                                           $    (0.72)      $    (0.17)    $    (5.70)    $  (6.67)
                                                                            ===========      ==========     ==========     =========

(a) Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.

(b) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.

(c) Includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In 2002, also includes costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.

(d) In 2003, includes second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(e) Represents a charge related to the adoption of a new accounting standard regarding goodwill.

--------------------------------------------------------------------------------

Note:  These statements are unaudited.

CONSOLIDATED BALANCE SHEETS
Milacron Inc. and Subsidiaries


                                                                                                       Fourth Quarter 2003
-----------------------------------------------------------------------------------------------------------------------------
(In millions)                                                                                    December 31,   December 31,
                                                                                                   2003 (a)        2002 (a)
-----------------------------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                                       $    92.8        $   122.3
Notes and accounts receivablenet (b)                                                                 93.8             89.3
Inventories                                                                                         132.3            147.6
Other current assets                                                                                 52.6             69.6
Assets of discontinued operations                                                                     7.2             16.0
                                                                                                --------------   ------------
       Total current assets                                                                         378.7            444.8
Property, plant and equipment  net                                                                  140.8            149.8
Goodwill                                                                                             83.8            143.3
Other noncurrent assets                                                                             125.4            177.8
                                                                                                --------------   ------------
       Total assets                                                                             $   728.7        $   915.7
                                                                                                ==============   ============
Liabilities and shareholders' equity (deficit)
Borrowings under lines of credit and longterm debt due within one year (c)                      $   159.9        $    46.1
Trade accounts payable and advance billings and deposits                                             83.1             86.3
Accrued and other current liabilities                                                               116.7            138.9
Liabilities of discontinued operations                                                                1.8             10.9
                                                                                                --------------   ------------
       Total current liabilities                                                                    361.5            282.2
Longterm accrued liabilities                                                                        237.6            244.1
Longterm debt                                                                                       163.5            255.4
Shareholders' equity (deficit)                                                                      (33.9)           134.0
                                                                                                --------------   ------------
       Total liabilities and shareholders' equity (deficit)                                     $   728.7        $   915.7
                                                                                                ==============   ============


(a) Reflects the presentation of Grinding Wheels in 2003 and Grinding Wheels and Round Tools in 2002 as discontinued operations.

(b) Excludes receivables for continuing operations of $33.0 million in 2003 and $34.6 million in 2002 that were sold under the receivables sale program.

(c) Borrowings outstanding under the revolving credit facility were $42.0 million (excluding letters of credit under the facility of $12.0 million) in both years.


--------------------------------------------------------------------------------
Note: These statements are unaudited.

CONSOLIDATED CASH FLOWS
Milacron Inc. and Subsidiaries
                                                                                                        Fourth Quarter 2003


----------------------------------------------------------------------------------------------------------------------------
(In millions)                                                           Three Months Ended                 Year Ended
                                                                             December 31,                   December 31,
                                                                       -----------------------------------------------------
                                                                       2003 (a)      2002 (a)        2003 (a)      2002 (a)
---------------------------------------------------------------------------------------------       ------------------------
Increase (decrease) in cash and cash equivalents
Operating activities cash flows
   Net earnings (loss)                                                 $ (24.4)      $  (5.5)        $ (191.7)     $ (222.9)
   Loss from discontinued operations                                       0.7           0.8              6.4          25.2
   Net (gain) loss on divestitures                                         0.8           5.7              0.8          (8.4)
   Cumulative effect of change in method of accounting                                                                187.7
   Depreciation and amortization                                           5.4           5.6             21.7          23.0
   Goodwill impairment charges                                            13.3           1.0             65.6           1.0
   Restructuring costs                                                     8.5           4.1             27.1          13.9
   Working capital changes
        Notes and accounts receivable                                     12.9          10.6              6.6           9.7
        Inventories                                                        7.4           7.2             23.7          36.0
        Other current assets                                               5.0          (0.6)            13.9           2.4
        Trade accounts payable                                            (0.4)          7.3             (6.1)          6.9
        Other current liabilities                                         (7.6)        (12.9)           (37.1)        (11.0)
   Deferred income taxes and other  net                                    8.9          (9.7)            79.1         (27.6)
                                                                       --------      --------        ---------     ---------


        Net cash provided by operating activities                         30.5          13.6             10.0          35.9

Investing activities cash flows
   Capital expenditures                                                   (2.4)         (2.6)            (6.5)         (6.2)
   Divestitures                                                                         (4.9)           (20.3)        303.9
   Acquisitions and other  net                                             0.1          (2.2)            (4.0)          3.2
                                                                       --------      --------        ---------     ---------
        Net cash provided (used) by investing activities                  (2.3)         (9.7)           (30.8)        300.9

Financing activities cash flows
   Dividends paid                                                                       (0.4)            (0.8)         (1.6)
   Issuance of longterm debt                                                                                           11.5
   Repayments of longterm debt                                            (0.5)         (0.6)            (2.2)         (1.3)
   Increase (decrease) in bank borrowings                                  0.2          (0.4)            (2.6)       (311.6)
   Net common share activity                                                                                            0.4
                                                                       --------      --------        ---------     ---------
        Net cash used by financing activities                             (0.3)         (1.4)            (5.6)       (302.6)

Effect of exchange rate fluctuations on cash
   and cash equivalents                                                    2.6           4.2              8.8           5.6
Cash flows related to discontinued operations                             (0.5)          1.4            (11.9)         (7.6)
                                                                       --------      --------        ---------     ---------
Increase (decrease) in cash and cash equivalents                          30.0           8.1            (29.5)         32.2

Cash and cash equivalents at beginning of period                          62.8         114.2            122.3          90.1
                                                                       --------      --------        ---------     ---------
Cash and cash equivalents at end of period                             $  92.8       $ 122.3         $   92.8      $  122.3
                                                                       ========      ========        =========     =========


(a) Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.

--------------------------------------------------------------------------------

SEGMENT AND SUPPLEMENTAL INFORMATION
Milacron Inc. and Subsidiaries

                                                                                      Fourth Quarter 2003

---------------------------------------------------------------------------------------------------------
(In millions)                                     Three Months Ended                    Year Ended
                                                     December 31,                      December 31,
                                               ----------------------------------------------------------
                                                2003(a)        2002(a)             2003(a)        2002(a)
-----------------------------------------------------------------------------   -------------------------
Machinery technologies North  America
     Sales                                        $ 86.6         $ 96.6             $ 321.2        $ 313.6
     Operating cash flow (b)                         7.4            8.2                15.4           17.9
     Segment earnings                                5.3            5.8                 6.7            8.0
        Percent of sales                            6.1%           6.0%                2.1%           2.6%
     New orders                                     82.0           88.0               324.8          320.5

Machinery technologies Europe
     Sales                                        $ 43.7         $ 31.2             $ 151.0        $ 117.4
     Operating cash flow (b)                         2.4           (0.6)                2.5           (4.6)
     Segment earnings (loss)                         1.5           (1.5)               (1.4)          (8.1)
        Percent of sales                            3.4%          -4.8%               -0.9%          -6.9%
     New orders                                     44.5           34.1               153.5          122.0

Mold technologies
     Sales                                        $ 42.0         $ 42.9             $ 168.7        $ 174.7
     Operating cash flow (b)                         2.9            1.8                 8.5           12.7
     Segment earnings                                1.3            0.1                 1.8            5.3
        Percent of sales                            3.1%           0.2%                1.1%           3.0%
     New orders                                     42.1           42.6               168.7          174.3

Elminations
     Sales                                        $ (0.8)        $ (3.9)             $ (5.4)        $ (8.5)
     New orders                                     (1.0)          (3.4)               (4.3)          (9.8)

     Total plastics technologies
          Sales                                  $ 171.5        $ 166.8             $ 635.5        $ 597.2
          Operating cash flow (b)                   12.7            9.4                26.4           26.0
          Segment earnings                           8.1            4.4                 7.1            5.2
             Percent of sales                       4.7%           2.6%                1.1%           0.9%
          New orders                               167.6          161.3               642.7          607.0

Industrial fluids
     Sales                                        $ 26.2         $ 24.7             $ 104.2         $ 96.0
     Operating cash flow (b)                         4.3            4.3                17.7           15.9
     Segment earnings                                3.7            3.9                15.7           14.4
        Percent of sales                           14.1%          15.8%               15.1%          15.0%
     New orders                                     26.3           24.7               104.3           96.0

Total continuing operations
     Sales                                       $ 197.7        $ 191.5             $ 739.7        $ 693.2
     Operating cash flow (b)                        11.6            9.2                25.6           23.5
     Segment earnings                               11.8            8.3                22.8           19.6
     Goodwill impairment charge (c)                (13.3)                             (65.6)
     Restructuring costs (d)                        (8.4)          (4.1)              (27.1)         (13.9)
     Corporate expenses (e)                         (4.0)          (3.9)              (14.3)         (15.4)
     Other unallocated expenses                     (1.5)          (0.8)               (4.6)          (3.6)
                                               ----------     ----------          ----------     ----------
     Operating loss                                (15.4)          (0.5)              (88.8)         (13.3)
        Percent of sales                           -7.8%           -0.3%              -12.0%         -1.9%
     New orders                                    193.9          186.0               747.0          703.0
     Ending backlog                                 92.0           76.4                92.0           76.4

(a) Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(c) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.
(d)  Includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In 2002, also includes costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(e)  Other unallocated expenses include financing costs including costs related to the sale of accounts receivable.
-------------------------------------------------------------------------------

Note:  These statements are unaudited.

RECONCILIATION OF CONSOLIDATED EARNINGS TO INTERNAL REPORTING MEASURES Milacron Inc. and Subsidiaries


                                                                                                               Fourth Quarter 2003
-----------------------------------------------------------------------------------------------------------------------------------
(In millions, except pershare data)                                  Three Months Ended                         Year Ended
                                                      ---------------------------------------------            December 31,
                                                      December 31,    September 30,    December 31,     ---------------------------
                                                        2003(a)          2003(a)         2002(a)           2003(a)       2002(a)
-----------------------------------------------------------------------------------------------------------------------------------
Net loss                                              $ (24.4)        $ (67.7)         $    (5.5)         $ (191.7)     $ (222.9)

Cumulative effect of change in method
   of accounting (b)                                        -               -                  -                 -         187.7

Discontinued operationsnet of income taxes
  Loss from operations                                    0.7             2.0                0.8               6.4          25.2
  Net loss (gain) on divestitures                         0.8               -                5.7               0.8          (8.4)
                                                     ---------       ---------        -----------        ----------    ----------
    Total discontinued operations                         1.5             2.0                6.5               7.2          16.8

Earnings (loss) from continuing operations before
   cumulative effect of change in method of
   accounting                                           (22.9)          (65.7)               1.0            (184.5)        (18.4)

Benefit (provision) for income taxes (c)                 (1.4)           (1.8)               6.6             (72.7)         18.2
                                                     ---------       ---------        -----------        ----------    ----------

Loss from continuing operations before
   income taxes and cumulative effect of
   change in method of accounting                       (21.5)          (63.9)              (5.6)           (111.8)        (36.6)

Interest expense  net of interest income                  6.1             5.9                5.1              23.0          23.3
                                                     ---------       ---------        -----------        ----------    ----------

Operating loss                                          (15.4)          (58.0)              (0.5)            (88.8)        (13.3)

Goodwill impairment charges (d)                          13.3            52.3                  -              65.6             -
Restructuring costs (e)                                   8.4             6.4                4.1              27.1          13.9
                                                     ---------       ---------        -----------        ----------    ----------

Earnings from continuing operations before
   interest, taxes, restructuring and goodwill
   charge                                             $   6.3         $   0.7           $    3.6          $    3.9      $    0.6
                                                     =========       =========        ===========        ==========    ==========

Earnings (loss) per common share  basic and diluted
      Continuing operations                           $ (0.68)        $ (1.95)         $    0.03        $    (5.49)     $  (0.56)
      Discontinued operations                           (0.04)          (0.06)             (0.20)            (0.21)        (0.50)
      Cumulative effect of accounting change                -               -                  -                 -         (5.61)
                                                     ---------       ---------        -----------        ----------    ----------
           Net loss                                   $ (0.72)        $ (2.01)        $    (0.17)       $    (5.70)     $  (6.67)
                                                     =========       =========        ===========        ==========    ==========

(a) Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b) Represents a charge related to the adoption of a new accounting standard regarding goodwill.
(c) In 2003, includes a second quarter charge of $70.8 million for the establishment of valuation allowances related to U.S. deferred tax assets.
(d) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.
(e)  Includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In 2002, also includes costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
-------------------------------------------------------------------------------
Note:  These statements are unaudited.

HISTORICAL INFORMATION
Operating results reflecting Widia, Werko, Valenite, Grinding Wheels, and
Round Tools as discontinued operations
-------------------------------------------------------------------------------
(In millions, except pershare data)
                                                               2002                                        2003
                                           ----------------------------------------------------------------------------------------
                                             Qtr 1    Qtr 2    Qtr 3    Qtr 4    Year     Qtr 1    Qtr 2    Qtr 3    Qtr 4   Year
-------------------------------------------------------------------------------------- --------------------------------------------
Sales                                       $ 158.5  $ 169.9  $ 173.3  $ 191.5  $ 693.2  $ 190.2  $ 181.6  $ 170.2  $ 197.7 $ 739.7
Cost of products sold                         133.2    138.5    141.7    158.2    571.6    158.4    149.7    139.0    158.2   605.3
Cost of products sold related to                -      -          -        1.9      1.9      -        3.8      -       (0.5)    3.3
 restructuring                             -------- -------- -------- -------- -------- -------- -------- -------- -------- -------
     Total cost of products sold              133.2    138.5    141.7    160.1    573.5    158.4    153.5    139.0    157.7   608.6
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------

   Manufacturing margins                       25.3     31.4     31.6     31.4    119.7     31.8     28.1     31.2     40.0   131.1

Other costs and expenses
   Selling and administrative                  28.8     31.0     30.9     30.3    121.0     30.2     34.3     30.7     33.8   129.0
   Goodwill impairment charge                                                               52.3     13.3     65.6
   Restructuring costs                          5.0      2.9      1.9      2.2     12.0      6.0      2.5      6.4      8.9    23.8
   Other  net                                  (3.5)     2.6      1.5     (0.6)              0.7      1.6     (0.2)    (0.6)    1.5
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------
      Total other costs and expenses           30.3     36.5     34.3     31.9    133.0     36.9     38.4     89.2     55.4   219.9
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------

Operating loss                                 (5.0)    (5.1)    (2.7)    (0.5)   (13.3)    (5.1)   (10.3)   (58.0)   (15.4)  (88.8)

Interest expense  net of interest income       (5.6)    (6.1)    (6.5)    (5.1)   (23.3)    (5.2)    (5.8)    (5.9)    (6.1)  (23.0)
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------

Loss from continuing operations
   before income taxes and cumulative effect
   of change in method of accounting          (10.6)   (11.2)    (9.2)    (5.6)   (36.6)   (10.3)   (16.1)   (63.9)   (21.5) (111.8)

Provision (benefit) from income taxes          (3.6)    (3.3)    (4.7)    (6.6)   (18.2)    (2.7)    72.2      1.8      1.4    72.7
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------

Earnings (loss) from continuing operations
   before cumulative effect of change
   in method of accounting                     (7.0)    (7.9)    (4.5)     1.0    (18.4)    (7.6)   (88.3)   (65.7)   (22.9) (184.5)

Discontinued operationsnet of income taxes
   Loss from operations                        (6.1)    (7.9)   (10.4)    (0.8)   (25.2)    (0.7)    (3.0)    (2.0)    (0.7)   (6.4)
   Net gain (loss) on divestitures               -     (15.3)    29.4     (5.7)     8.4       -       -        -       (0.8)   (0.8)
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------
      Total discontinued operations            (6.1)   (23.2)    19.0     (6.5)   (16.8)    (0.7)    (3.0)    (2.0)    (1.5)   (7.2)

Cumulative effect of change in method
   of accounting                             (187.7)     -        -         - (   187.7)      -        -        -         -      -
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------
Net earnings (loss)                         $(200.8) $ (31.1)  $ 14.5  $ (5.5)  $(222.9) $  (8.3) $ (91.3) $ (67.7) $ (24.4)$(191.7)
                                           ======== ======== ======== ======== ======== ======== ======== ======== ======== =======
Earnings (loss) per common share
   Basic and diluted (a)
      Continuing operations                 $ (0.21) $ (0.24) $ (0.14) $ 0.03   $ (0.56) $ (0.23) $ (2.63) $ (1.95) $ (0.68)$ (5.49)
      Discontinued operations                 (0.18)   (0.69)    0.57   (0.20)    (0.50)   (0.02)   (0.09)   (0.06)   (0.04)  (0.21)
     Cumulative effect of change in method
        of accounting                         (5.62)                     (5.61)
                                           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------
         Net earnings (loss)                $ (6.01) $ (0.93) $  0.43  $ (0.17) $(6.67)  $ (0.25) $ (2.72) $ (2.01) $ (0.72)$ (5.70)
                                           ======== ======== ======== ======== ======== ======== ======== ======== ======== =======
------------------------------------------------------------------------------------------------------------------------------------

(a) For all periods presented, basic and diluted earnings per share are identical.

HISTORICAL SEGMENT AND SUPPLEMENTAL INFORMATION
Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.

(In Millions)
                                                               2002                                        2003
                                           ----------------------------------------------------------------------------------------
                                             Qtr 1    Qtr 2    Qtr 3    Qtr 4    Year     Qtr 1    Qtr 2    Qtr 3    Qtr 4   Year
-------------------------------------------------------------------------------------- --------------------------------------------
Machinery technologies North  America
       Sales                                $  68.4  $  74.9  $  73.7  $  96.6  $ 313.6  $  88.3  $  74.7  $  71.6 $  86.6  $  321.2
       Operating cash flow (a)                  3.9      1.8      4.0      8.2     17.9      4.5      0.7      2.8     7.4     15.4
       Segment earnings (loss)                  1.4     (0.7)     1.5      5.8      8.0      2.1     (1.6)     0.9     5.3      6.7
       New orders                              77.6     75.5     79.4     88.0    320.5     84.9     83.5     74.4    82.0    324.8

Machinery technologies Europe
       Sales                                   23.8     27.7     34.7     31.2    117.4     35.0     38.9     33.4    43.7    151.0
       Operating cash flow (a)                 (2.1)    (1.3)    (0.6)    (0.6)    (4.6)     0.3     (0.8)     0.6     2.4      2.5
       Segment earnings (loss)                 (3.0)    (2.1)    (1.5)    (1.5)    (8.1)    (0.7)    (1.8)    (0.4     1.5     (1.4)
       New orders                              26.8     26.4     34.7     34.1    122.0     33.3     38.8     36.9    44.5    153.5

Mold technologies
       Sales                                   45.9     44.8     41.1     42.9    174.7     44.6     43.0     39.1    42.0    168.7
       Operating cash flow (a)                  4.2      4.1      2.6      1.8     12.7      2.0      1.8      1.8     2.9      8.5
       Segment earnings                         2.5      2.3      0.4      0.1      5.3      0.3      0.1      0.1     1.3      1.8
       New orders                              45.7     44.3     41.7     42.6    174.3     44.7     42.5     39.4    42.1    168.7

Elminations
       Sales                                   (2.1)    (1.6)    (0.9)    (3.9)    (8.5)    (3.0)    (1.3)    (0.3)   (0.8)    (5.4)
       New orders                              (3.0)    (1.5)    (1.9)    (3.4)    (9.8)    (1.2)    (1.4)    (0.7)   (1.0)    (4.3)

     Total plastics technologies
       Sales                                  136.0    145.8    148.6    166.8    597.2    164.9    155.3    143.8   171.5    635.5
       Operating cash flow (a)                  6.0      4.6      6.0      9.4     26.0      6.8      1.7      5.2    12.7     26.4
       Segment earnings (loss)                  0.9     (0.5)     0.4      4.4      5.2      1.7     (3.3)     0.6     8.1      7.1
       New orders                             147.1    144.7    153.9    161.3    607.0    161.7    163.4    150.0   167.6    642.7

Industrial fluids
       Sales                                   22.5     24.1     24.7     24.7     96.0     25.3     26.3     26.4    26.2    104.2
       Operating cash flow (a)                  4.2      3.6      3.8      4.3     15.9      4.0      4.2      5.2     4.3     17.7
       Segment earnings                         3.8      3.3      3.4      3.9     14.4      3.5      3.7      4.8     3.7     15.7
       New orders                              22.5     24.2     24.6     24.7     96.0     25.3     26.3     26.4    26.3    104.3

Total continuing operations
       Sales                                $ 158.5  $ 169.9  $ 173.3  $ 191.5  $ 693.2  $ 190.2  $ 181.6  $ 170.2 $ 197.7  $ 739.7
       Operating cash flow (a)                  5.6      3.4      5.3      9.2     23.5      6.6      1.6      5.8    11.6     25.6
       Segment earnings (loss)                  4.7      2.8      3.8      8.3     19.6      5.2      0.4      5.4    11.8     22.8
       Goodwill impairment charges (b)           -        -        -        -        -        -        -     (52.3)  (13.3)   (65.6)
       Restructuring costs (c)                 (5.0)    (2.9)    (1.9)    (4.1)   (13.9)    (6.0)    (6.3)    (6.4)   (8.4)   (27.1)
       Corporate expenses                      (3.9)    (4.0)    (3.6)    (3.9)   (15.4)    (3.5)    (3.7)    (3.1)   (4.0)   (14.3)
       Other unallocated expenses (d)          (0.8)    (1.0)    (1.0)    (0.8)    (3.6)    (0.8)    (0.7)    (1.6)   (1.5)    (4.6)
                                            -------- -------- -------- -------- -------- -------- -------- -------- ------- --------
       Operating earnings (loss)               (5.0)    (5.1)    (2.7)    (0.5)   (13.3)    (5.1)   (10.3)   (58.0)  (15.4)   (88.8)
          Percent of sales                    -3.2%    -3.0%     -1.6%    -0.3%    -1.9%    -2.7%    -5.7%   -34.1%   -7.8%   -12.0%
       New orders                             169.6    168.9    178.5    186.0    703.0    187.0    189.7    176.4   193.9    747.0
       Ending backlog                          74.0     75.7     80.5     76.4     76.4     74.7     85.4     91.7    92.0     92.0

-------------------------------------------------------------------------------
(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(b) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.
(c) Includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In 2002, also includes costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(d) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable.

ESTIMATES AND PROJECTIONS FOR FINANCIAL MODELING                   Updated: February 11, 2004


Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes.
These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations.
For further information please refer to the Cautionary Statement included in
Item 2 of the company's most recent Form 10-Q, on file with the Securities and Exchange Commission.

----------------------------------------------------------------------------------------------
                                                        Quarter Ended           Year Ended
                                                      ------------------    ------------------
(In millions)                                            Mar. 31, 2004         Dec. 31, 2004
----------------------------------------------------------------------------------------------

Projected profit & loss items
        Sales                                               $182 - 192            $780 - 800
             Total plastics technologies                     158 - 166             670 - 685
             Industrial fluids                                 24 - 26             110 - 115
        Segment earnings
             Total plastics technologies                         0 - 3               26 - 31
             Industrial fluids                                   2 - 4               14 - 17
        Corporate and unallocated expenses  (1)                  4 - 5               14 - 15
        Restructuring charges                                    0 - 1                 1 - 2

Projected cash flow & balance sheet items
        Depreciation                                             5 - 6               21 - 23
        Working capital - increase (decrease)  (2)              5 - 10               0 - (10)
        Capital expenditures                                     1 - 3               15 - 17
        Cash restructuring                                       3 - 4                 4 - 6


Comments & explanations

Assumes current foreign exchange rates, and no further acquisitions, divestitures or additional restructuring initiatives. Excludes the effects of discontinued operations.

        1 Corporate and unallocated expenses Includes corporate expenses and financing costs, including costs related to the sale of accounts receivable.
        2 Working capital  = inventory + receivables - trade payables - advance billings


----------------------------------------------------------------------------------------------